Exhibit 99.1

Suite 1750, 700 West Pender St. Vancouver, British Columbia CANADA V6C 1G8 TSX: KOR OTCQX: CORVF	Tel: (604) 638-3246 info@corvusgold.com www.corvusgold.com

NR17-1	February 7, 2017

Corvus Gold Successfully Extends Gold Mineralization at the Liberator Zone to +800 Metres, North Bullfrog Project

Highlights: 108m @ 0.57 g/t Gold, Including: 20m @ 0.99 g/t Gold

Vancouver, B.C… Corvus Gold Inc. ("Corvus" or the "Company") - (TSX: KOR, OTCQX: CORVF) announces the initial results from the first five holes in the new Liberator Zone immediately east of the Company's Sierra Blanca-YellowJacket resource (Figure 1). Results continue to outline a broad zone of gold mineralization as four of the five holes returned wide mineralized intercepts. Drill Hole NB16-320 intercepted broad gold mineralization starting at a shallow depth below surface returning 108 metres @ 0.57 g/t gold including higher grade vein intercepts of 1.52 metres @ 8.3 g/t Gold & 1.52 metres @ 4.96 g/t gold (Table 1) and ending in mineralization.

Figure 1.  Phase 2 drill hole location map

Corvus Gold Inc.	- 2 -	February 7, 2017
NR17-1 Continued

This new zone has now been intercepted over a strike length of over 800 metres, is oriented sub-parallel to the YellowJacket Deposit, with several zones of higher grade mineralization along the trend.  The current drill program at Liberator has another 3 holes pending.

 Table 1
Phase II Drill Results - Liberator Target
(Reported drill intercepts are not true widths.  At this time, there is insufficient data with respect to the shape of the mineralization to calculate its true orientation in space.)

	From (m)	To (m)	Length (m)*	Gold (g/t)	Silver (g/t)
NB-16-315	228.6	323.09	94.5	0.36	0.87
AZ 265 dip-70 inc	249.94	256.03	6.09	1.06	0.72
inc	269.75	275.84	6.09	1.14	1.43
	329.18	338.33	9.15	0.15	0.51

NB-16-316	141.73	243.84	102.1	0.44	1.15
AZ 265 dip-65 inc	198.12	201.17	3.05	0.88	1.20
inc	228.6	231.65	3.05	0.94	2.12
				Hole ended in gold mineralization

NB-16-319	97.54	100.58	3.05	1.56	14.17
AZ 265 dip-75	106.68	117.35	10.7	0.15	1.01
	132.59	164.59	32	0.25	0.79
	169.16	181.36	12.2	0.13	0.58
	188.98	220.98	32	0.16	0.34

NB-16-320	76.2	184.4	108.2	0.57	0.87
AZ 270 dip -50 inc	112.78	114.3	1.52	4.96	6.04
inc	118.87	120.4	1.52	8.25	1.52
inc	164.59	184.4	19.81	0.99	1.13
				Hole ended in gold mineralization

NB-16-321	103.63	156.97	53.34	0.34	0.76
AZ 270 dip -70 inc	118.87	123.44	4.57	0.69	0.88
inc	143.26	155.45	12.19	0.60	0.84
* Mineralized thickness calculated @ 0.10 g/t Au cutoff with internal intervals calculated @ 1.0 g/t Au cutoff

Jeff Pontius, President and CEO of Corvus said, "The initial results from drilling on the Liberator Zone has opened up a large new area of gold-silver mineralization at the North Bullfrog project.  These results have led to a reinterpretation of numerous high and low grade intercepts immediately east of our current resource, now defining a sizable new structural zone stretching for over 800 metres in length. We believe that this new zone holds potential for another high-grade body like that at YellowJacket and its proximity to the current designed pit could make it an important resource expansion target. We believe the ongoing drill program is progressing toward its goal of expanding the existing resource and testing other new gold discoveries on this new Nevada, district scale, gold deposit."

Corvus Gold Inc.	- 3 -	February 7, 2017
NR17-1 Continued

Liberator Zone

The Liberator Zone is parallel to the YellowJacket deposit and has about the same strike length at nearly one kilometre.  Although the Liberator and YellowJacket structural zones are parallel they dip in opposite directions with the YellowJacket dipping to the west and the Liberator dipping to the east, which led to the Liberator not being effectively tested in the past during the east directed YellowJacket drilling programs.  The new Liberator discovery like the YellowJacket has returned drill intersections of shallow, higher grade gold mineralization (NB-15-267, 11m @ 3.5 g/t Au, NR15-14, Oct. 15, 2015; NB-13-350, 6m @ 2.4 g/t Au, NR13-25, Oct. 10, 2013; NB-12-126, 5.7m @ 6 g/t Au, NR12-10, Mar. 22, 2012; NB-10-63, 14m @ 6 g/t Au, NR11-03, Feb. 1, 2011).  In addition, the Liberator also hosts broad zones of lower grade mineralization highlighting the extensive fluid flow of gold and silver rich solutions in this large structural zone (NB-16-320, 108m @ 0.57 g/t Au; NB-16-303, 154m @ 0.54 g/t Au, NR16-11, Aug. 2, 2016; NB-15-267, 210m @ 0.47 g/t Au, NR15-14, Oct. 15, 2016; low grade halo around high-grade zone).

The holes reported in this news release are infill holes that have added continuity to the overall Liberator mineralized zone and importantly have now defined its northern extension (NB-16-315 6.1m @ 1.06 g/t Au and 6.1m @ 1.14 g/t Au) below the intercept in hole NB-16-300 with 18m @ 1.8 g/t Au.  These results from the northern Swale Zone now shows a direct connection to the main east dipping Liberator zone to the south.  This work also highlights a 250 metre section of the structure that is essentially untested down to the Rhyolite Zone, which hosts high-grade gold and silver mineralization.  The higher-grade parts of the Liberator system are related to quartz stockwork and sulfidized zones at intersections with northeast structures, forming shoots within the very broad and extensive structurally controlled low-grade system.  Follow-up drilling on the zone is being planned.

Deep High-Grade Target

The refinement of the strike and dip of the new Liberator Zone along with deep drilling success announced late last year at YellowJacket (NB-16-314, 10.7m @ 2.41 g/t Au & 9.7 g/t Ag, NR16-14, Nov. 29, 2016) has now outlined new deep target potential for the Sierra Blanca/YellowJacket deposit.  The deep targets are located where the large YellowJacket and Liberator structural zones intersect the underlying low angle, West Jolly Jane Fault at depths of 400-500 metres (Figure 2).  This geologic target is analogous to the Hishikari deposit in Japan which hosts large high-grade, gold-silver deposits along major structural zones at the contact between underlying basement sediments and overlying volcanic units.  Follow-up core drilling of this target is planned for the next phase of North Bullfrog exploration later this year.

Figure 2.  District cross-section showing deep and other target areas for future exploration.

Corvus Gold Inc.	- 4 -	February 7, 2017
NR17-1 Continued

Management Change of Position

Quentin Mai, Corvus Gold's VP of Business Development is moving to the position of Director of Shareholder Services of the Company effective as of February 7, 2017.  Corvus Gold will eliminate the position of VP Business Development from its corporate management structure.

About the North Bullfrog Project, Nevada

Corvus controls 100% of its North Bullfrog Project, which covers approximately 72 km² in southern Nevada.  The property package is made up of a number of private mineral leases of patented federal mining claims and 865 federal unpatented mining claims.  The project has excellent infrastructure, being adjacent to a major highway and power corridor as well as a large water right.

The North Bullfrog project includes numerous prospective gold targets at various stages of exploration with four having NI 43-101 mineral resources (Sierra Blanca, Jolly Jane, Mayflower and YellowJacket).   The project contains a measured mineral resource of 3.86 Mt at an average grade of 2.55 g/t gold and 19.70 g/t silver, containing 316.5k ounces of gold and 2,445k ounces of silver, an indicated mineral resource of 1.81 Mt at an average grade of 1.53 g/t gold, and 10.20 g/t silver, containing 89.1k ounces of gold and 593.6k ounces of silver and an inferred resource of 1.48 Mt at an average grade of 0.83 g/t gold and 4.26 g/t silver, containing 39.5k ounces of gold and 202.7k ounces of silver for oxide mill processing.  The mineral resource for the mill process was defined by WhittleTM optimization using all cost and recovery data and a breakeven cut-off grade of 0.52 g/t gold. In addition, the project contains a measured mineral resource of  0.3 Mt at an average grade of 0.25 g/t gold and 2.76 g/t silver, containing 2.4k ounces of gold and 26.6k ounces of silver, an indicated mineral resource of 22.86 Mt at an average grade of 0.30 g/t gold and 0.43 g/t silver, containing 220.5k ounces of gold and 316.1k ounces of silver and an inferred mineral resource of 176.3 Mt at an average grade of 0.19 g/t gold and 0.67 g/t silver, containing 1,077.4k ounces of gold and 3,799.2k ounces of silver for oxide, heap leach processing. The mineral resource for heap leach processing was defined by WhittleTM optimization using all cost and recovery data and a breakeven cut-off grade of 0.15 g/t.

Qualified Person and Quality Control/Quality Assurance

Jeffrey A. Pontius (CPG 11044), a qualified person as defined by National Instrument 43-101 – Standards of Disclosure for Mineral Projects ("NI 43-101"), has supervised the preparation of the scientific and technical information that forms the basis for this news release and has approved the disclosure herein.  Mr. Pontius is not independent of Corvus, as he is the CEO & President and holds common shares and incentive stock options.

Carl E. Brechtel, (Nevada PE 008744 and Registered Member 353000 of SME), a qualified person as defined by NI 43-101, has coordinated execution of the work outlined in this news release and has approved the disclosure herein. Mr. Brechtel is not independent of Corvus, as he is the COO and holds common shares and incentive stock options.

Corvus Gold Inc.	- 5 -	February 7, 2017
NR17-1 Continued

The work program at North Bullfrog was designed and supervised by Mark Reischman, Corvus Gold's Nevada Exploration Manager, who is responsible for all aspects of the work, including the quality control/quality assurance program.  On-site personnel at the project log and track all samples prior to sealing and shipping.  Quality control is monitored by the insertion of blind certified standard reference materials and blanks into each sample shipment.  All resource sample shipments are sealed and shipped to ALS Chemex in Reno, Nevada, for preparation and then on to ALS Chemex in Reno, Nevada, or Vancouver, B.C., for assaying.  ALS Chemex's quality system complies with the requirements for the International Standards ISO 9001:2000 and ISO 17025:1999.  Analytical accuracy and precision are monitored by the analysis of reagent blanks, reference material and replicate samples.  Finally, representative blind duplicate samples are forwarded to ALS Chemex and an ISO compliant third party laboratory for additional quality control.

For additional information on the North Bullfrog project, including information relating to exploration, data verification and the mineral resource estimates, see "Technical Report and Preliminary Economic Assessment for Combined Mill and Heap Leach Processing at the North Bullfrog Project, Bullfrog Mining District, NYE County, Nevada" dated June 16, 2015 as amended and restated May 18, 2016 which is available under Corvus' SEDAR profile at www.sedar.com.

About Corvus Gold Inc.

Corvus Gold Inc. is a North American gold exploration and development company, focused on its near-term gold-silver mining project at North Bullfrog, Nevada.  In addition, the Company controls a number of royalties on other North American exploration properties representing a spectrum of gold, silver and copper projects.  Corvus is committed to building shareholder value through new discoveries and the expansion of those discoveries to maximize share price leverage in a recovering gold and silver market.

On behalf of
Corvus Gold Inc.

(signed) Jeffrey A. Pontius
Jeffrey A. Pontius,
Chief Executive Officer

Contact Information:	Ryan Ko
Investor Relations
Email: info@corvusgold.com
Phone: 1-844-638-3246 (toll free) or (604) 638-3246

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information (collectively, "forward-looking statements") within the meaning of applicable Canadian and US securities legislation.  All statements, other than statements of historical fact, included herein including, without limitation, statements regarding the potential for new deposits and expected increases in a systems potential; anticipated content, commencement and cost of exploration programs, anticipated exploration program results, the discovery and delineation of mineral deposits/resources/reserves, the potential to develop multiple YellowJacket style high-grade zones, the Company's belief that the parameters used in the WhittleTM pit optimization process are realistic and reasonable, the potential to discover additional high grade veins or additional deposits, the potential to expand the existing estimated resource at the North Bullfrog project, the potential for any mining or production at North Bullfrog, are forward-looking statements.  Information concerning mineral resource estimates may be deemed to be forward-looking statements in that it reflects a prediction of the mineralization that would be encountered if a mineral deposit were developed and mined.  Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate and similar expressions, or are those, which, by their nature, refer to future events.  The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward looking statements as a result of various factors, including, but not limited to, variations in the nature, quality and quantity of any mineral deposits that may be located, variations in the market price of any mineral products the Company may produce or plan to produce, the Company's inability to obtain any necessary permits, consents or authorizations required for its activities, the Company's inability to produce minerals from its properties successfully or profitably, to continue its projected growth, to raise the necessary capital or to be fully able to implement its business strategies, and other risks and uncertainties disclosed in the Company's 2014 Annual Information Form and latest interim Management Discussion and Analysis filed with certain securities commissions in Canada and the Company's most recent filings with the United States Securities and Exchange Commission (the "SEC").  All of the Company's Canadian public disclosure filings in Canada may be accessed via www.sedar.com and filings with the SEC may be accessed via www.sec.gov and readers are urged to review these materials, including the technical reports filed with respect to the Company's mineral properties.

Corvus Gold Inc.	- 6 -	February 7, 2017
NR17-1 Continued

Cautionary Note Regarding References to Resources and Reserves

National Instrument 43 101 - Standards of Disclosure for Mineral Projects ("NI 43-101") is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects.  Unless otherwise indicated, all resource estimates contained in or incorporated by reference in this press release have been prepared in accordance with NI 43-101 and the guidelines set out in the Canadian Institute of Mining, Metallurgy and Petroleum (the "CIM") Standards on Mineral Resource and Mineral Reserves, adopted by the CIM Council on November 14, 2004 (the "CIM Standards") as they may be amended from time to time by the CIM.

United States investors are cautioned that the requirements and terminology of NI 43-101 and the CIM Standards differ significantly from the requirements and terminology of the SEC set forth in the SEC's Industry Guide 7 ("SEC Industry Guide 7").  Accordingly, the Company's disclosures regarding mineralization may not be comparable to similar information disclosed by companies subject to SEC Industry Guide 7.  Without limiting the foregoing, while the terms "mineral resources", "inferred mineral resources", "indicated mineral resources" and "measured mineral resources" are recognized and required by NI 43-101 and the CIM Standards, they are not recognized by the SEC and are not permitted to be used in documents filed with the SEC by companies subject to SEC Industry Guide 7.  Mineral resources which are not mineral reserves do not have demonstrated economic viability, and US investors are cautioned not to assume that all or any part of a mineral resource will ever be converted into reserves.  Further, inferred resources have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically.  It cannot be assumed that all or any part of the inferred resources will ever be upgraded to a higher resource category.  Under Canadian rules, estimates of inferred mineral resources may not form the basis of a feasibility study or prefeasibility study, except in rare cases.  The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant "reserves" as in-place tonnage and grade without reference to unit amounts.  The term "contained ounces" is not permitted under the rules of SEC Industry Guide 7.  In addition, the NI 43-101 and CIM Standards definition of a "reserve" differs from the definition in SEC Industry Guide 7.  In SEC Industry Guide 7, a mineral reserve is defined as a part of a mineral deposit which could be economically and legally extracted or produced at the time the mineral reserve determination is made, and a "final" or "bankable" feasibility study is required to report reserves, the three-year historical price is used in any reserve or cash flow analysis of designated reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority. U.S. investors are urged to consider closely the disclosure in our latest reports and registration statements filed with the SEC. You can review and obtain copies of these filings at http://www.sec.gov/edgar.shtml. U.S. Investors are cautioned not to assume that any defined resource will ever be converted into SEC Industry Guide 7 compliant reserves.

This press release is not, and is not to be construed in any way as, an offer to buy or sell securities in the United States.